Exhibit 10.3

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

WELLS FARGO BANK, N.A.
Commercial Mortgage Servicing
1320 Willow Pass Road, Suite 210
Concord, CA 94520

Loan No.: 70-0200685

(Space Above For Recorder’s Use)

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is made as of December 14, 2004, by and between AMERICAN BANK NOTE HOLOGRAPHICS, INC., a Delaware corporation (“Subtenant”), and LASALLE BANK NATIONAL ASSOCIATION, FORMERLY KNOWN AS LASALLE NATIONAL BANK, AS TRUSTEE FOR MORGAN STANLEY CAPITAL I INC., COMMERCIAL MORTGAGE SECURITIES INC., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-WF1 (“Lender”), with reference to the following facts and intentions of the parties:

R E C I T A L S

A.                                   More Applied Four (DE) LLC, a Delaware limited liability company (“Owner”) is the owner of the land and improvements commonly known as 2 Applegate Drive, Robbinsville, New Jersey, and more specifically described in Exhibit A attached hereto (“Property”) and the owner of the Landlord’s interest in the lease identified in Recital B below.

B.                                     APW North America, Inc., a Delaware corporation (“APW”), and Owner, as successor in interest to Power (DE) QRS 14-34, Inc., a Delaware corporation, are parties to that certain Deed of Lease Agreement dated as of May 30, 2000, as amended by that certain First Amendment to Deed of Lease dated July 31, 2000, as amended by that certain Second Amendment to Deed of Lease dated October 31, 2001, and as amended by that certain Third Amendment to Deed of Lease dated December 14, 2004 (as amended, the “Master Lease”), pursuant to which Owner leases the Property, among other locations, to APW.

C.                                     Subtenant and APW are parties to that certain Sublease dated as of December 14, 2004 pursuant to which APW subleases the Property to Subtenant.

D.                                    Owner is indebted to Lender under a promissory note in the original principal amount of $11,070,524, which note is secured by, among other things, a mortgage encumbering the Property, dated October 31, 2001 and recorded on November 7, 2001 with the Office of the County Clerk of Mercer County, New Jersey in Mortgage Book 6391, at Page 47. Owner

is also obligated to Lender pursuant to a guaranty relating to a $6,429,477 loan made by Lender’s predecessor in interest to an affiliate of Owner, which guaranty is secured by a second mortgage encumbering the Property, dated October 31, 2001 and recorded on November 7, 2001 with the Office of the County Clerk of Mercer County, New Jersey in Mortgage Book 6391, at Page 118. The aforementioned mortgages are individually and collectively referred to herein as the “Mortgage”

E.                                      Pursuant to that certain Subordination, Non-Disturbance, Attornment, Renewal and Option to Purchase Agreement dated as of December 14, 2004 between Owner and Subtenant (the “Sublease SNDA”), the parties thereto have agreed, among other things, that if the Master Lease is terminated prior to the expiration or termination of the Sublease, the Sublease will become a direct lease between Owner and Subtenant. The Sublease, as modified by the Sublease SNDA is referred to herein as the “Lease”.

F.                                      As a condition to the Lease, Subtenant has requested that Lender make certain agreements with Subtenant, as set forth below, and Lender is willing to make such agreements with Subtenant if Subtenant furnishes certain assurances to, and makes certain agreements with, Lender, as set forth below.

THEREFORE, the parties agree as follows:

1.          SUBORDINATION.

1.1.     Prior Lien. The Mortgage, and any modifications, renewals or extensions thereof, shall unconditionally be and at all times remain a lien or charge on the Property prior and superior to the Lease.

1.2.     Entire Agreement. This Agreement shall be the whole agreement and only agreement with regard to the subordination of the Lease to the lien or charge of the Mortgage, and shall supersede and cancel, but only insofar as would affect the priority between the Mortgage and the Lease, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust, a mortgage or mortgages, a deed or deeds to secure debt or a trust indenture or trust indentures.

1.3.     Disbursements. Lender, in making disbursements pursuant to the Note, the Mortgage or any loan agreements with respect to the Property, is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this Agreement to subordinate in whole or in part.

1.4.     Subordination. Subtenant intentionally and unconditionally waives, relinquishes and subordinates all of Subtenant’s right, title and interest in and to the Property, to the lien of the Mortgage.

2.         NON-DISTURBANCE AND ATTORNMENT.

     2.1.   Non-Disturbance. Notwithstanding anything to the contrary contained in the Lease, so long as there shall exist no breach, default or event of default (beyond any period given to Subtenant in the Lease to cure such default) on the part of Subtenant under the Lease at the time of any judicial or non -judicial foreclosure of the Mortgage or deed in lieu thereof or at any time Lender (or its designee or successors) otherwise acquires title to the Property, Lender agrees that the leasehold interest of Subtenant under the Lease shall not be terminated or otherwise disturbed by reason of such foreclosure, deed in lieu thereof or other acquisition of the Property (and Subtenant shall not be named as a defendant in any such foreclosure action), but rather the Lease shall continue in full force and effect and Lender shall recognize and accept Subtenant as Subtenant under the Lease subject to the provisions of the Lease including, without limitation, all of the terms of the Sublease SNDA which amend the Sublease.

     2.2.   Attornment. Notwithstanding anything to the contrary contained in the Lease, should title to the Property and Owner’s interest in the Lease be transferred to Lender or any other person or entity (“New Owner”) by, or in lieu of judicial or non-judicial foreclosure of the Mortgage (collectively, a “Transfer”), Subtenant agrees, for the benefit of New Owner and effective immediately and automatically upon the occurrence of any such Transfer, that: (a) Subtenant shall pay to New Owner all rental payments required to be made by Subtenant pursuant to the terms of the Lease for the remainder of the Lease term; (b) Subtenant shall be bound to New Owner in accordance with all of the provisions of the Lease for the remainder of the Lease term; (c) Subtenant hereby attorns to New Owner as its landlord, such attornment to be effective and self-operative without the execution of any further instrument; (d) New Owner shall not be liable for any default of any prior landlord under the Lease, including, without limitation, Owner, except where such default is continuing at the time New Owner acquires title to the leased premises and New Owner fails to cure same after receiving notice thereof; (e) New Owner shall not be subject to any offsets or defenses which Subtenant may have against any prior landlord under the Lease, including, without limitation, Owner, except where such offsets or defenses arise out of a default of the prior landlord which is continuing at the time New Owner acquires title to the leased premises and New Owner fails to cure same after receiving notice thereof; and (f) New Owner shall not be liable for any obligations of landlord arising under the Lease following any subsequent transfer of the title to the leased premises by New Owner.

                     2.3.   [Intentionally Deleted]

     2.4.   Option to Purchase; Right of First Offer. The provisions of Section 15 of the Sublease, Section 8 and Section 13 of the Sublease SNDA, and any other provision of the Lease notwithstanding (collectively, the “Option and ROFO Rights”), Subtenant acknowledges and agrees as follows:

(i)            Without limiting the generality of any provision of this Agreement, the Option and ROFO Rights are subject to the provisions of the Mortgage and each of the other documents, instruments and agreements executed in connection with the above-described indebtedness of Owner and Owner’s affiliate to Lender (collectively, the “Debt”);

(ii)           Subtenant shall not have the right to exercise any of the Option and ROFO Rights as a result of the appointment of a receiver, the foreclosure of the Mortgage, or the Transfer of the Property in lieu of judicial or non-judicial foreclosure of the Mortgage; and

(iii)          Subtenant shall not have the right to exercise any option to purchase the Property included in the Option and ROFO Rights unless and until the Debt has been indefeasibly paid in full or unless the Debt will be paid in full contemporaneously with the closing of the acquisition of Property in connection with Subtenant’s exercise of such option to purchase.

3.             [Intentionally Deleted]

4.             [Intentionally Deleted]

5.             MISCELLANEOUS.

5.1.     Heirs, Successors and Assigns. The covenants herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto. Whenever necessary or appropriate to give logical meaning to a provision of this Agreement, the term “Owner” shall be deemed to mean the then current owner of the Property and the landlord’s interest in the Lease.

5.2.     Addresses; Request for Notice. All notices and other communications that are required or permitted to be given to a party under this Agreement shall be in writing and shall be sent to such party, either by personal delivery, by overnight delivery service, by certified first class mail, return receipt requested, or by facsimile transmission, to the address or facsimile number below. All such notices and communications shall be effective upon receipt of such delivery or facsimile transmission.

The addresses and facsimile numbers of the parties shall be:

Subtenant:	Lender:
American Bank Note Holographics, Inc. 399 Executive Boulevard Elmsford, NY 10103 Attention: Kenneth Traub, President and CEO

LaSalle Bank National Association, formerly known as LaSalle National Bank, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-WF 1

c/o Wells Fargo Bank, N.A.
Commercial Mortgage Servicing 1320 Willow Pass Road, Suite 210 Concord, CA 94520

provided, however, any party shall have the right to change its address for notice hereunder by the giving of written notice thereof to the other party in the manner set forth in this Agreement.

5.3.     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument.

5.4.     Section Headings. Section headings in this Agreement are for convenience only and are not to be construed as part of this Agreement or in any way limiting or applying the provisions hereof.

5.5.     Attorneys’ Fees. If any legal action, suit or proceeding is commenced between Subtenant and Lender regarding their respective rights and obligations under this Agreement, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, attorneys’ fees and court costs (including, without limitation, expert witness fees). As used herein, the term “prevailing party” shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment. If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

6.        INCORPORATION. Exhibit A, the Owner’s Consent is attached hereto and incorporated herein by this reference.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

“LENDER”

LASALLE BANK NATIONAL ASSOCIATION, FORMERLY KNOWN AS LASALLE NATIONAL BANK, AS TRUSTEE FOR MORGAN STANLEY CAPITAL I INC. COMMERCIAL MORTGAGE SECURITIES INC., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-WF1

By:

Wells Fargo Bank, National Association, as Master Servicer under the Pooling and Servicing Agreement, dated February 1, 1999 by and between Morgan Stanley Capital I Inc., Wells Fargo Bank, National Association, GMAC Commercial Mortgage Corporation, LaSalle National Bank, ABN AMRO Bank N.V., and Norwest Bank Minnesota, National Association

	By:	/s/ Sarah J. Burns
	Name:	Sarah J. Burns
	Title:	Assistant Vice President

“SUBTENANT”

AMERICAN BANK NOTE HOLOGRAPHICS, INC.,
a Delaware corporation

By:	/s/ Kenneth H. Traub

	Name:	Kenneth H. Traub
	Its:	President and CEO

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

ALL SIGNATURES MUST BE ACKNOWLEDGED.

OWNER’S CONSENT

The undersigned, which owns the Property and the landlord’s interest in the Lease, hereby consents to the execution of the foregoing SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT, and to implementation of the agreements and transactions provided for therein.

“OWNER”

MORE APPLIED FOUR (DE) LLC,a Delaware
limited liability company

By:	Applied Four (DE) QRS 14-75, Inc., a Delaware corporation, its managing member

	By:	/s/ Thomas E. Zacharias
	Name:	Thomas E. Zacharias
	Title:	Managing Director

ACKNOWLEDGMENT STATE OF NEW YORK	)
)	ss.
COUNTY OF WESTCHESTER	)

Then personally appeared the above-named Kenneth Traub, the President of ABNH, a Delaware Corp., and acknowledged the foregoing instrument to be his/her free act and deed and the free act and deed of such corporation, in said capacity, before me, December 6, 2004

WITNESS my hand and official seal.
/s/ Nancy A. Borst
Nancy A. Borst Notary Public State of NY No. 01B05057933 Qualified in Westchester County
Notary Public in and for said State

My commission expires:	4/1/2006
ACKNOWLEDGMENT STATE OF CALIFORNIA	)
)	ss.
COUNTY OF CONTRA COSTA	)

Then personally appeared the above-named Sarah J. Burns, the Asst VP of Wells Fargo, a National Assoc., and acknowledged the foregoing instrument to be his/her free act and deed and the free act and deed of such corporation, in said capacity, before me,

WITNESS my hand and official seal.
/s/ Amanda Garrison
Amanda Garrison Commission # 1408202 Notary Public California Contra Costa County
Notary Public in and for said State

My commission expires:	3/3/07

ACKNOWLEDGMENT STATE OF NEW YORK	)
)	ss.
COUNTY OF NEW YORK	)

Then personally appeared the above-named Thomas Zacharias, the Managing Director of , Applied Four (DE) QRS 14-75 Inc. a Delaware Corp and acknowledged the foregoing instrument to be his/her free act and deed and the free act and deed of such corporation, in said capacity, before me,

WITNESS my hand and official seal.
/s/ Heather Coleman
Heather Coleman Notary Public State of NY No. 01C06087715 Qualified in NY County
Notary Public in and for said State

My commission expires:	2/24/07